UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2016

MEDIACOM LLC

(Exact name of Registrant as specified in its charter)

New York	333-82124-01	06-1633421
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Mediacom Way

Mediacom Park, NY 10918

(Address of principal executive offices)

Registrant’s telephone number: (845) 443-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

We are a wholly-owned subsidiary of Mediacom Communications Corporation (“MCC”), and MCC’s cable systems are owned and operated through our operating subsidiaries and those of Mediacom Broadband LLC, another wholly-owned subsidiary of MCC.

On March 14, 2016, MCC issued a press release announcing its intention to spend $1 billion of aggregate capital expenditures over the next three years. MCC did not disclose how it intends to allocate such capital expenditures between us and Mediacom Broadband LLC.

A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference. The press release contains forward-looking statements in which MCC states its beliefs and expectations with respect to future or anticipated events and operating performance. The forward-looking statements contained in the release are not guarantees of future performance or results, and are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated in the release as a result of various factors, many of which are beyond our and MCC’s control. We disclaim any obligation to update any forward-looking statements contained therein, except as may be required by applicable federal securities laws.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
99.1	Press release issued by Mediacom Communications Corporation on March 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2016

Mediacom LLC

By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and
Chief Financial Officer